EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of HKN, Inc. (the “Company”) on Form 10-K/A and the Annual Report on Form 10-K originally filed February 18, 2010 (collectively, the “Report”) for the period ending December 31, 2009 as filed with the Securities and Exchange Commission, I, Mikel D. Faulkner, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to HKN, Inc. and will be retained by HKN, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Mikel D. Faulkner
Mikel D. Faulkner
Chief Executive Officer
April 14, 2010